EXHIBIT NO. (11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                             (Tait, Weller & Baker)



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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of California Investment Trust and to the use of our report dated September 25, 1997 on the financial statements and financial highlights of California Tax-Free Income Fund, California Insured Intermediate Fund, and California Tax-Free Money Market Fund. Each a series of shares of California Investment Trust. Such financial statements and financial highlights appear in the 1997 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.

                                             /s/TAIT, WELLER & BAKER
                                             ----------------------------
                                             TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
December 23, 1997